Exhibit 99.1
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RUSH STREET INTERACTIVE ANNOUNCES THIRD QUARTER 2025 RESULTS AND RAISES FULL YEAR GUIDANCE

- Record Quarterly Revenue of $278 Million, up 20% Year-over-Year -
- Quarterly Net Income of Approximately $15 Million -
- Quarterly Adjusted EBITDA of $36 Million, up 54% Year-over-Year -
- 46% Monthly-Active-User Growth in the United States and Canada Online Casino Markets -
- Raising Full Year 2025 Revenue & Adjusted EBITDA Guidance Ranges, reflecting +20% and +62% growth at each respective midpoint -

CHICAGO – October 29, 2025 – Rush Street Interactive, Inc. (NYSE: RSI) (“RSI”), a leading online casino and sports betting company in the United States and the rest of the Americas, today announced financial results for the third quarter ended September 30, 2025.

Third Quarter 2025 Highlights

•Revenue was $277.9 million during the third quarter of 2025, an increase of 20%, compared to $232.1 million during the third quarter of 2024.
•Net income was $14.8 million during the third quarter of 2025, compared to $3.2 million during the third quarter of 2024.
•Adjusted EBITDA1 was $36.0 million during the third quarter of 2025, an increase of 54%, compared to $23.4 million during the third quarter of 2024.
•Adjusted sales and marketing expense1 was $38.1 million during the third quarter of 2025, a decrease of 1% compared to the third quarter of 2024.
•Total Monthly Active Users (“MAU”) in the United States and Canada were approximately 225,000, up 34% year-over-year, and up 46% year-over-year in online casino markets. MAUs in Latin America (which includes Mexico) were approximately 415,000, up 30% year-over-year.
•Average Revenue per Monthly Active User (“ARPMAU”) in the United States and Canada was $365 during the third quarter of 2025, while ARPMAU in Latin America was $27.

Richard Schwartz, Chief Executive Officer of RSI, said, "We’re pleased to report another strong quarter that underscores the resilience of our business model and player-first approach. Our third quarter results demonstrate continued momentum and acceleration of growth across key markets, led by our continued outperformance in the online casino space. Another quarter of record revenue, up 20% year-over-year, marks our tenth consecutive quarter of sequential revenue growth over the prior quarter. This growth was driven by record player acquisition and strong player engagement across our higher-value markets.

“What makes these results particularly compelling is the continued acceleration of growth in North American online casino markets. Delivering exceptional 46% year-over-year MAU growth, our United States and Canada online casino markets recorded the second highest quarterly growth rate since early 2021, achieved off a much larger player base. We've now seen accelerating year-over-year growth in this player base every single month since March, indicating strong underlying momentum that extends well beyond seasonal factors. We also had a record
1 This is a non-GAAP financial measure. Please see “Non-GAAP Financial Measures” for more information about this non-GAAP financial measure and “Reconciliations of GAAP to Non-GAAP Financial Measures” for any applicable reconciliation of the most comparable measure calculated in accordance with GAAP to this non-GAAP financial measure.

quarter as it relates to first-time depositors, beating our prior record by more than 10% while reducing marketing spend compared to the same period last year. This broad-based acceleration, even across our most mature markets validates our strategic approach of focusing on product differentiation and a high-quality customer experience.

“As we look ahead, we remain deeply committed to our player-first approach, delivering exceptional experiences and innovating in ways to drive engagement, positioning us for continued momentum and long-term success.”

Guidance

RSI is raising its full year ending December 31, 2025 guidance for both revenue and Adjusted EBITDA1. Revenue is expected to be between $1,100 and $1,120 million. At the midpoint of the range, revenue of $1,110 million represents 20% year-over-year growth compared to $924 million of revenue for 2024.

RSI expects Adjusted EBITDA to now be between $147 and $153 million. At the midpoint of the range, Adjusted EBITDA of $150 million represents 62% year-over-year growth compared to $92.5 million of Adjusted EBITDA for 2024.

These guidance ranges are based on certain assumptions, including that (i) only operations in live jurisdictions as of today’s date are included, and (ii) RSI continues to operate in markets in which it is live today under similar tax structures.

Earnings Conference Call and Webcast Details

RSI will host a conference call and audio webcast today at 6:00 p.m. Eastern Time (5:00 p.m. Central Time), during which management will discuss third quarter results and provide commentary on business performance and its current outlook for 2025. A question-and-answer session will follow the prepared remarks.

The conference call may be accessed by dialing 1-833-470-1428 (Toll Free) or 1-404-975-4839 (Local) or, for international callers, 1-929-526-1599. The conference call access code is 135729.

A live audio webcast of the earnings conference call may be accessed on RSI’s website at ir.rushstreetinteractive.com, along with a copy of this press release and an investor slide presentation. The audio webcast and investor slide presentation will be available on RSI’s investor relations website until at least November 29, 2025.

About Rush Street Interactive

RSI is a trusted online gaming and sports entertainment company focused on markets in the United States, Canada and Latin America. Through its brands, BetRivers, PlaySugarHouse and RushBet, RSI was an early entrant in many regulated jurisdictions. It currently offers real-money mobile and online operations in fifteen U.S. states: New Jersey, Pennsylvania, Indiana, Colorado, Illinois, Iowa, Michigan, Virginia, West Virginia, Arizona, New York, Louisiana, Maryland, Ohio and Delaware, as well as in the regulated international markets of Colombia, Ontario (Canada), Mexico and Peru. RSI offers, through its proprietary online gaming platform, some of the most popular online casino games and sports betting options in the United States. Founded in 2012 by gaming industry veterans, RSI was named the EGR North America Awards Customer Services Operator of the Year five years in a row (2020-2024), the 2022 EGR North America Awards Operator of the Year and Social Gaming Operator of the Year, and the SBC Latinoamérica Awards 2024 Casino Operator of the Year and 2021 Sportsbook Operator of the Year. RSI was the first U.S.-based online casino and sports betting operator to receive RG Check iGaming

Accreditation from the Responsible Gaming Council. For more information, visit www.rushstreetinteractive.com.

Non-GAAP Financial Measures

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), this press release includes certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Operating Costs and Expenses, Adjusted Earnings Per Share, Adjusted Net Income and Adjusted Weighted Average Common Shares Outstanding, each of which is a non-GAAP performance measure that RSI uses to supplement its results presented in accordance with GAAP. A reconciliation of each such non-GAAP financial measure to the most directly comparable GAAP financial measure can be found below. RSI believes that presentation of these non-GAAP financial measures provides useful information to investors regarding RSI’s results of operations and operating performance, as they are similar to measures reported by its public competitors and are regularly used by securities analysts, institutional investors and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for any GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

By providing full year 2025 Adjusted EBITDA guidance, RSI provided its expectation of a forward-looking non-GAAP financial measure. Information reconciling full year 2025 Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), is unavailable to RSI without unreasonable effort due to, among other things, the inherent difficulty in forecasting and quantifying the comparable GAAP measure and the applicable adjustments and other amounts that would be necessary for such a reconciliation, and certain of these amounts are outside of RSI’s control and may be subject to high variability or complexity. Preparation of such reconciliations would also require a forward-looking balance sheet, statement of operations and statement of cash flows, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to RSI without unreasonable effort. RSI provides a range for its Adjusted EBITDA forecast that it believes will be achieved; however, RSI cannot provide any assurance that it can predict all of the components of the Adjusted EBITDA calculation. RSI provides a forecast for Adjusted EBITDA because it believes that Adjusted EBITDA, when viewed with RSI’s results calculated in accordance with GAAP, provides useful information for the reasons noted herein. However, Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income (loss) or cash flow from operating activities or as an indicator of operating performance or liquidity.

RSI defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, share-based compensation, adjustments for certain one-time or non-recurring items and other adjustments. Adjusted EBITDA excludes certain expenses that are required in accordance with GAAP because certain expenses are either non-cash or are not related to our underlying business performance.

RSI defines Adjusted Operating Costs and Expenses as RSI’s GAAP operating costs and expenses adjusted to exclude the impacts of share-based compensation, certain one-time or non-recurring items and other adjustments. Adjusted Operating Costs and Expenses excludes certain expenses that are required in accordance with GAAP because certain expenses are either non-cash or are not related to our underlying business performance.

RSI defines Adjusted Earnings Per Share as Adjusted Net Income divided by Adjusted Weighted Average Common Shares Outstanding. Adjusted Net Income is defined as net income (loss) attributable to Rush Street Interactive, Inc. as used in the diluted earnings (loss) per share calculations, adjusted for the reallocation of net loss attributable to non-controlling interests, share-based compensation, certain one-time or non-recurring items and other adjustments. Adjusted Weighted Average Common Shares Outstanding is defined as the weighted average number of common shares outstanding as used in the diluted earnings (loss) per share calculation, and in periods of Adjusted Net Income, adjusted for the assumed conversion of the non-controlling interest’s Rush Street Interactive, LP Class A units to Class A common stock of RSI on a one-to-one-basis and incremental shares from assumed conversion of stock options and restricted stock units not otherwise included in the diluted earnings (loss) per share calculation.

RSI includes these non-GAAP financial measures because management uses them to evaluate RSI’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Management believes that these non-GAAP financial measures provide investors with useful information on RSI’s past financial and operating performance, enable comparison of financial results from period-to-period where certain items may vary independent of business performance, and allow for greater transparency with respect to metrics used by RSI’s management in operating our business. Management also believes these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics generally eliminate the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Key Metrics

RSI provides certain key metrics, including MAUs and ARPMAU, in this press release. RSI defines MAUs as the number of unique users per month who have placed at least one real-money bet across one or more of our online casino, poker, or online sports betting offerings, and it defines ARPMAU as average revenue for the applicable period divided by the average MAUs for the same period.

The numbers RSI uses to calculate MAUs and ARPMAU are based on internal RSI data. While these numbers are based on what RSI believes to be reasonable judgments and estimates of its customer base for the applicable period of measurement, there are inherent challenges in measuring usage and engagement with respect to RSI’s online offerings across its customer base. Such challenges and limitations may also affect RSI’s understanding of certain details of its business. In addition, RSI’s key metrics and related estimates, including the definitions and calculations of the same, may differ from estimates published by third parties or from similarly-titled metrics of its competitors due to differences in operations, offerings, methodology and access to information. RSI regularly reviews, and may adjust its processes for calculating, its internal metrics to improve their accuracy.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. RSI's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," “propose”, "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, statements regarding revenue and Adjusted EBITDA guidance, RSI’s future results of operations, financial condition, cash flows or profitability (whether on a GAAP or non-GAAP basis), currency fluctuations, RSI’s strategic plans and focus, anticipated launches or withdrawals of RSI’s current or new offerings in existing or future jurisdictions, player growth and engagement, product initiatives, outcomes of current or future regulatory developments and the objectives of management for future operations. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside RSI's control and are difficult to predict. Factors that may cause such differences include, without limitation: changes in applicable laws and regulations, applicable taxes and tax rates; RSI’s ability to manage and sustain growth; RSI’s ability to execute its business plan, meet its projections and obtain relevant market access and/or gaming licenses; unanticipated product or service delays; general economic and market conditions impacting the demand for RSI’s products and services; economic and market conditions in the gaming, entertainment and leisure industry in the markets in which RSI operates; the potential adverse effects of general economic conditions, inflation and interest rates and unemployment on RSI’s liquidity, operations and personnel; and other risks and uncertainties indicated from time to time in RSI's filings with the SEC. RSI cautions that the foregoing list of factors is not exclusive. RSI cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. RSI does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Media Contacts:
Lisa Johnson
lisa@lisajohnsoncommunications.com

Investor Contact:
ir@rushstreetinteractive.com

Rush Street Interactive, Inc.
Condensed Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$277,911	$232,109	$809,535	$669,916

Operating costs and expenses
Costs of revenue	183,466	151,414	528,496	440,414
Sales and marketing	39,043	39,252	118,314	114,600
General and administrative	25,746	26,508	74,505	79,582
Depreciation and amortization	10,188	8,471	29,506	23,127
Total operating costs and expenses	258,443	225,645	750,821	657,723
Income from operations	19,468	6,464	58,714	12,193

Other income (expense)
Interest income, net	2,555	2,049	6,435	5,525
Tax receivable agreement expense	—	—	(113,037)	—
Total other income (expense)	2,555	2,049	(106,602)	5,525
Income (Loss) before income taxes	22,023	8,513	(47,888)	17,718

Income tax expense (benefit)	7,177	5,274	(102,775)	16,970
Net income	14,846	3,239	54,887	748
Net income attributable to non-controlling interests	8,791	2,049	26,825	385
Net income attributable to Rush Street Interactive, Inc.	$6,055	$1,190	$28,062	$363

Earnings per common share attributable to Rush Street Interactive, Inc. – basic	$0.06	$0.01	$0.30	$0.00
Weighted average common shares outstanding – basic	96,223,133	82,847,325	95,051,128	79,652,992
Earnings per common share attributable to Rush Street Interactive, Inc. – diluted	$0.06	$0.01	$0.23	$0.00
Weighted average common shares outstanding – diluted	236,373,831	233,118,670	234,958,924	230,235,179

Rush Street Interactive, Inc.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(Unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income	$14,846	$3,239	$54,887	$748

Other comprehensive income (loss)
Foreign currency translation adjustment, net of tax	3,683	(148)	9,759	(3,781)
Comprehensive income (loss)	18,529	3,091	64,646	(3,033)
Comprehensive income (loss) attributable to non-controlling interests	11,185	1,956	33,214	(2,049)
Comprehensive income (loss) attributable to Rush Street Interactive, Inc.	$7,344	$1,135	$31,432	$(984)

Rush Street Interactive, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited and in thousands)

	Nine Months Ended September 30,
	2025	2024
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$54,887	$748
Adjustments to reconcile net income to net cash provided by operating activities
Deferred income taxes	(121,409)	204
Tax receivable agreement expense	113,037	—
Depreciation and amortization expense	29,506	23,127
Share-based compensation expense	21,290	26,574
Noncash lease expense	740	671
Changes in operating assets and liabilities:
Players’ receivables	(6,603)	(1,762)
Due from affiliates	804	16,618
Prepaid expenses and other assets	(4,506)	(5,703)
Accounts payable, accrued expenses and other liabilities	4,087	21,652
Players’ liabilities	4,082	(1,576)
Net cash provided by operating activities	95,915	80,553

Cash flows from investing activities
Internally developed software costs	(21,612)	(18,393)
Acquisition of gaming licenses	(3,178)	(3,544)
Acquisition of other intangible assets	(2,233)	(1,662)
Short-term investments	(1,029)	(1,862)
Purchases of property and equipment	(590)	(754)
Acquisition of developed technology	(225)	—
Net cash used in investing activities	(28,867)	(26,215)

Cash flows from financing activities
Payments for employee taxes related to shares withheld	(24,400)	—
Repurchase of Class A Common Stock	(7,634)	—
Principal payments of finance lease liabilities	(2,369)	(749)
Proceeds from exercise of stock options	—	67
Net cash used in financing activities	(34,403)	(682)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	12,152	(4,274)

Net change in cash, cash equivalents and restricted cash	44,797	49,382
Cash, cash equivalents and restricted cash, at the beginning of the period	232,756	170,977
Cash, cash equivalents and restricted cash, at the end of the period	$277,553	$220,359

	Nine Months Ended September 30,
	2025	2024
	(Unaudited)	(Unaudited)
Supplemental disclosure of noncash investing and financing activities:
Right-of-use assets obtained in exchange for new or modified operating lease liabilities	$487	$1,582
Right-of-use assets obtained in exchange for new or modified finance lease liabilities	$3,482	$1,537
Allocation of equity and non-controlling interests upon changes in RSILP ownership	$5,192	$7,731
Shares withheld for employee taxes in Other Current Liabilities	$1,921	$936
Investing activities in Accounts Payable and Accrued Expenses	$336	$419

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$29,369	$15,827
Cash paid for interest	$695	$730

Rush Street Interactive, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited and in thousands)

Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2025	2024	2025	2024
Net income	$14,846	$3,239	$54,887	$748

Interest income, net	(2,555)	(2,049)	(6,435)	(5,525)
Income tax expense (benefit)	7,177	5,274	(102,775)	16,970
Depreciation and amortization	10,188	8,471	29,506	23,127
Share-based compensation expense	6,379	8,458	21,290	26,574
Tax receivable agreement expense	—	—	113,037	—
Adjusted EBITDA	$36,035	$23,393	$109,510	$61,894

Adjusted Operating Costs and Expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP operating costs and expenses:
Costs of revenue	$183,466	$151,414	$528,496	$440,414
Sales and marketing	39,043	39,252	118,314	114,600
General and administrative	25,746	26,508	74,505	79,582
Depreciation and amortization	10,188	8,471	29,506	23,127
Total operating costs and expenses	$258,443	$225,645	$750,821	$657,723

Non-GAAP operating cost and expense adjustments:
Costs of revenue[1]	$(81)	$(295)	$(223)	$(860)
Sales and marketing[1]	(969)	(606)	(5,248)	(1,866)
General and administrative[1]	(5,329)	(7,557)	(15,819)	(23,848)
Depreciation and amortization	—	—	—	—
Total non-GAAP operating cost and expense adjustments	$(6,379)	$(8,458)	$(21,290)	$(26,574)

Adjusted operating costs and expenses:
Costs of revenue	$183,385	$151,119	$528,273	$439,554
Sales and marketing	38,074	38,646	113,066	112,734
General and administrative	20,417	18,951	58,686	55,734
Depreciation and amortization	10,188	8,471	29,506	23,127
Total adjusted operating costs and expenses	$252,064	$217,187	$729,531	$631,149

1Non-GAAP Operating Costs and Expense Adjustments include Share-based compensation expense.

Rush Street Interactive, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited and in thousands, except share and per share data)
Adjusted Net Income, Adjusted Weighted Average Common Shares Outstanding and Adjusted Earnings Per Share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Adjusted net income
Net income attributable to Rush Street Interactive, Inc. – basic	$6,055	$1,190	$28,062	$363
Effect of diluted securities:
Increase to net income attributable to non-controlling interests	8,791	2,049	26,825	385
Net income attributable to Rush Street Interactive, Inc. - diluted	14,846	3,239	54,887	748
Adjustments:
Share-based compensation expense	6,379	8,458	21,290	26,574
Tax receivable agreement expense	—	—	113,037	—
Deferred tax benefit associated with initial recognition of deferred tax asset	—	—	(121,107)	—
Adjusted net income	$21,225	$11,697	$68,107	$27,322

Adjusted weighted-average common shares outstanding
Weighted-average common shares outstanding – basic	96,223,133	82,847,325	95,051,128	79,652,992
Adjustments:
Incremental shares from assumed conversion of stock options and restricted stock units	7,869,982	7,583,799	6,700,806	5,641,608
Assumed conversion of weighted-average RSILP units to Class A Common Shares	132,280,716	142,687,546	133,206,990	144,940,579
Weighted-average common shares outstanding - diluted/ Adjusted weighted-average common shares outstanding	236,373,831	233,118,670	234,958,924	230,235,179

Adjusted earnings per share
Earnings per common share attributable to Rush Street Interactive, Inc. – basic	$0.06	$0.01	$0.30	$0.00
Earnings per common share attributable to Rush Street Interactive, Inc. – diluted	$0.06	$0.01	$0.23	$0.00
Adjusted earnings per share	$0.09	$0.05	$0.29	$0.12

Rush Street Interactive, Inc.
Condensed Consolidated Balance Sheets
(Unaudited and in thousands, except share and per share data)

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$273,495	$229,171
Restricted cash	4,058	3,585
Players’ receivables	21,888	14,910
Due from affiliates	17,407	18,211
Prepaid expenses and other current assets	27,347	19,169
Total current assets	344,195	285,046

Intangible assets, net	77,582	77,347
Property and equipment, net	8,526	7,239
Operating lease assets	2,436	2,419
Deferred tax assets, net	153,601	522
Other assets	6,825	6,893
Total assets	$593,165	$379,466

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$26,863	$25,798
Accrued expenses	78,176	72,702
Players’ liabilities	48,709	43,703
Other current liabilities	26,152	20,927
Total current liabilities	179,900	163,130

Tax receivable agreement liability, non-current	122,904	739
Other non-current liabilities	15,996	17,281
Total liabilities	318,800	181,150

Commitments and contingencies

Stockholders’ equity
Class A common stock, $0.0001 par value, 750,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 97,795,455 and 90,511,441 shares issued as of September 30, 2025 and December 31, 2024, respectively; 97,062,436 and 90,511,441 shares outstanding as of September 30, 2025 and December 31, 2024, respectively	10	9
Class V common stock, $0.0001 par value, 200,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 131,570,831 and 135,748,023 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	13	13
Treasury stock, at cost; 733,019 and nil shares as of September 30, 2025 and December 31, 2024, respectively	(3,177)	—
Additional paid-in capital	243,917	217,675
Accumulated other comprehensive income (loss)	182	(3,090)
Accumulated deficit	(107,867)	(135,929)
Total stockholders’ equity attributable to Rush Street Interactive, Inc.	133,078	78,678

Non-controlling interests	141,287	119,638
Total stockholders’ equity	274,365	198,316
Total liabilities and stockholders’ equity	$593,165	$379,466